Exhibit 21.1

THE SUBSIDIARIES OF THE REGISTRANT

Name	Incorporation

Domestic Subsidiary
UQM Properties, Inc.	Colorado

Foreign Subsidiary
UQM Technologies Asia Limited	Hong Kong